EXHIBIT 99.1

Sourse: Sanomedics International Holdings, Inc.

October 21, 2014 15:02 ET

Sanomedics Completes Financing; Settles Creditor Litigation

MIAMI, Oct. 21, 2014 (GLOBE NEWSWIRE) -- Sanomedics International Holdings, Inc. (OTCQB:SIMH), (the "Company") a medical technology and services holding company that focuses on providing game changing products, services and ideas, is pleased to announce that, through an acceleration of previously disclosed rights by Redwood Management, LLC ("Redwood"), the Company has satisfied all outstanding debt obligations owned to TCA Global Credit Master Fund LP ("TCA") and all litigation with TCA has been dismissed.

Keith Houlihan, President of Sanomedics, commented, "We are pleased to announce the completion of this financing and our continued balance sheet restructuring. We are thankful for the confidence which Redwood has in our Company and management team in the execution of our growth plans."

For more information on this announcement, please refer to the corresponding Form 8-K on file with the Securities and Exchange Commission.

About Sanomedics International Holdings, Inc.

Sanomedics International Holdings, Inc. (OTCQB:SIMH) is a medical technology and services holding company that focuses on game changing products, services and ideas - a place where physicians, entrepreneurs, and medical companies can work together to drive innovative technologies through concept, development, and ultimately commercialization.

Make sure you are first to receive timely up-to-date information on Sanomedics and its subsidiaries. Sign up for Sanomedics email news alert system today at: http://ir.stockpr.com/sanomedics/email-alerts.

Also be sure to follow Sanomedics on Twitter https://twitter.com/sanomedics and tweet us (@Sanomedics) your questions and comments. We would love to hear from you!

Forward Looking Statements

This press release may contain statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent, belief or current expectations of the Company, its directors, or its officers with respect to the future operating performance of the Company. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties (for example, the risk that the acquisition is not consummated), and that actual results may differ materially from those in the forward-looking statements as a result of various factors. The Company's periodic filings with the Securities and Exchange Commission should be viewed for a complete understanding of risk and uncertainty.

Keith Houlihan, Co founder and President

www.sanomedics.com

Retrieved from "http://globenewswire.com/news-
release/2014/10/21/675046/10103695/en/Sanomedics-Completes-
Financing-Settles-Creditor-Litigation.html"